Exhibit d.3

                                SECOND AMENDMENT
                             TO AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT

                                SECOND AMENDMENT
                                ----------------
                             TO AMENDED AND RESTATED
                             -----------------------
                          INVESTMENT ADVISORY AGREEMENT
                          -----------------------------

         THIS AMENDMENT effective as of the 1st day of September, 2006 amends that certain Amended and Restated Investment Advisory Agreement dated as of November 20, 2002, as amended on July 1, 2005 (the "Agreement") by and between Phoenix Multi-Portfolio Fund, a Delaware statutory trust (the "Trust") and Phoenix Investment Counsel, Inc., a Massachusetts corporation (the "Adviser");

1. Phoenix Real Estate Securities Fund shall become a party to the Agreement.

2. Schedule A to the Agreement is hereby deleted in its entirety and Schedule A attached hereto substituted in its place.

3. Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Agreement, as amended. All terms and phrases in quotations shall have such meaning as ascribed thereto in the Investment Company Act of 1940, as amended.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and, all of which, when taken together, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Agreement to be executed by their duly authorized officers of other representatives.

                                        PHOENIX MULTI-PORTFOLIO FUND

                                        By:      /s/ Francis G. Waltman
                                                 -----------------------------
                                        Name:    Francis G. Waltman
                                        Title:   Senior Vice President


                                        PHOENIX INVESTMENT COUNSEL, INC.

                                        By:      /s/ John H. Beers
                                                 -----------------------------
                                        Name:    John H. Beers
                                        Title:   Vice President and Clerk


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

                                                   SCHEDULE A
                                                   ----------
----------------------------------------------------------------------------------------------------------------------
                     NAME OF SERIES                                         INVESTMENT ADVISORY FEE
                     --------------                                         -----------------------
--------------------------------------------------------- ------------------------------------------------------------
                                                                                  $1 + BILLION
                                                                                    THROUGH
                                                            $1ST BILLION           $2 BILLION         $2+ BILLION
                                                            ------------           ----------         -----------
--------------------------------------------------------- --------------------- ------------------ -------------------
Phoenix Emerging Markets Bond Fund                              0.75%                 0.70%              0.65%
--------------------------------------------------------- --------------------- ------------------ -------------------
Phoenix International Strategies Fund                           0.85%                 0.80%              0.75%
--------------------------------------------------------- --------------------- ------------------ -------------------
Phoenix Real Estate Securities Fund                             0.75%                 0.70%              0.65%
--------------------------------------------------------- --------------------- ------------------ -------------------
Phoenix Tax-Exempt Bond Fund                                    0.45%                 0.40%              0.35%
----------------------------------------------------------------------------------------------------------------------